EXHIBIT 99.1
CET Services, Inc.

FOR IMMEDIATE RELEASE:	For More Information, Contact:
February 20, 2007	Dale W. Bleck, CFO
(720) 875-3377
CET Services and ZOI Interactive Technologies Sign
Definitive Merger Agreements
CENTENNIAL, Colo. — February 20, 2007 — CET Services, Inc. (AMEX: ENV) today announced it has entered into a definitive agreement to merge with ZOI Interactive Technologies, Inc. (“ZOI”) of Nashville, TN.
Steven Davis, CEO of CET, stated, “We believe this transaction has tremendous potential to add long-term value to our shareholders. We look forward to working closely with ZOI to complete the merger as soon as practicable.” In connection with the merger, CET expects to phase out its historical property development activities over a yet undetermined period of time.
“We believe this merger will benefit both ZOI’s and CET’s shareholders,” noted ZOI CEO Michael Calderone. “Access to an AMEX-listed entity represents an ideal vehicle to showcase the value of ZOI and to enhance long-term growth potential for CET shareholders. We firmly believe this is a win-win for everyone involved.”
Under the terms of the merger agreement, a newly-formed subsidiary of CET will merge into ZOI, ZOI will become a wholly-owned subsidiary of CET, and the shareholders of ZOI will receive shares of CET common stock in exchange for their ZOI shares. The merger agreement further provides that CET will issue to the shareholders of ZOI a total of approximately 34,899,000 shares of CET common stock and will assume all of ZOI’s outstanding options, warrants and convertible debt, which convertible securities will become exercisable for CET common stock. The closing of the transaction contemplated by the merger agreement is subject to the satisfaction of customary conditions, including approval by the shareholders of both companies and regulatory approval. Absent unforeseen delays, the transaction is expected to close in the next three months.
About ZOI Interactive Technologies, Inc.
Headquartered in Nashville, Tennessee, ZOI is a development-stage company that designs and implements interactive, web-based content, supported by advertising and end-user revenues. ZOI’s patent-pending R.E.A.C.T. platform provides a venue for advertisers to engage active internet users over long periods of time through various applications including interactive games and lifestyle enhancement programs. R.E.A.C.T. helps advertisers offset the declining impact of traditional advertising media by developing enhanced relationships with a wide range of potential customers in a highly-controlled and traceable environment. Additional information about ZOI and its products is available online at: www.zoitec.com.

About CET Services, Inc.
Founded in 1991, CET’s primary commercial focus has been property development and redevelopment, in conjunction with municipal authorities, particularly where site remediation is a material consideration in the development activity. The company is headquartered in Centennial, Colorado.
Forward looking statements
This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, forward-looking statements include, without limitation, statements related to the timing of the completion of the proposed business combination, the growth and value that may result from the merger and the phase-out of CET’s historical business. CET has based these forward-looking statements on the current expectations, assumptions, estimates and projections. While CET believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These risks include: the risk that the combined company may not achieve the benefits expected from the transaction, which may have a material adverse effect on the combined company’s business and could result in loss of key personnel, the risk that the transaction may be completed even though material adverse changes may result from the announcement of the transaction, the risk that the combined company may not be able to develop new or exploit current products and the risk that the transaction may not be completed or that the closing of the transaction may be delayed due to failure to obtain regulatory or other approvals or the occurrence of a material adverse change in CET. These and other important factors may cause the actual results or achievements to differ materially from any future results or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.
Where to Find Additional Information about the Merger
CET intends to file a proxy statement in connection with the merger transaction. Investors and stockholders are urged to read the proxy statement when it becomes available because it will contain important information about the transaction. Investors and security holders may obtain free copies of the proxy statement and other relevant documents (when they become available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov.
CET and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CET in connection with the merger. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the proxy statement of CET as described above. Additional information regarding the directors and executive officers of CET is also included in Amendment No. 1 to CET’s Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission on April 21, 2006. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from CET by contacting Dale Bleck at CET at 720-875-3377 or dbleck@cetenv.com.